Exhibit 10.22

AGREEMENT

     This Agreement (“Agreement”) is made and entered as of this 1st day of May, 2004, by and between Methode Electronics, Inc. (“Methode”) and William T. Jensen (“Jensen”).

     WHEREAS, Mr. Jensen currently serves as Chairman of the Board of Directors of Methode and recently retired as Chief Executive Officer of Methode; and

     WHEREAS, Jensen has substantial operational, financial and other knowledge about Methode and its various business operations;

     WHEREAS, Methode desires to compensate Jensen for his services as Chairman of the Board of Directors; and

     WHEREAS, the parties intend this Agreement to govern their relationship for the term of this Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein, Methode and Jensen agree as follows:

     1. Services. Methode hereby retains Jensen, and Jensen hereby agrees to serve, as the non-employee Chairman of the Board of Directors of Methode. Jensen shall perform such duties and responsibilities as the Board of Directors shall direct. Jensen shall perform these services at Methode’s offices at 7401 West Wilson Avenue, Chicago, Illinois (the “Office”).

     2. Compensation. During the term of this Agreement, Jensen shall be compensated for his services as follows:

       a. Retainer. Jensen shall be paid a retainer in the annualized amount of $70,000.

       b. Board Meeting Fees. Jensen shall be paid the standard fee, if any, for attendance at each board meeting.

       c. Supplemental Fees. Jensen shall be paid $2,000 for each day he works at the Office other than for board meetings.

     3. Expenses. Methode shall reimburse Jensen for all actual, reasonable, out-of-pocket expenses, incurred in connection with Jensen’s performance of services under this Agreement, including, without limitation, limousine expenses for transfer to and from the Office in accordance with past practices. Jensen shall maintain records relating to such expenses and shall provide Methode access to such records upon request.

     4. Term. This Agreement shall be effective as of May 1, 2004, and shall terminate at Methode’s Annual Meeting of Shareholders in September 2004.

     5. Assignment. This Agreement may not be assigned by either party nor may Jensen’s obligations hereunder be subcontracted.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

METHODE ELECTRONICS, INC.

By:	/s/ Warren L Batts	/s/ William T. Jensen

Name:	Warren L. Batts	William T. Jensen
Title:	Chairman of the Nominating and Governance Committee